UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 9, 2025

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Shares and Option Grants

Effective September 9, 2025, the Board of Directors of Mangoceuticals, Inc. (the “Company”), with the recommendation of the Compensation Committee of the Board of Directors, approved the grant of:

(a)	500,000 shares of common stock of the Company to Jacob D. Cohen, the Chief Executive Officer of the Company, as a bonus in consideration for services rendered to the Company as Chief Executive Officer of the Company during 2025, under and pursuant to the Second Amended and Restated Mangoceuticals, Inc. 2022 Equity Plan (the “Plan”);

(b)	options to purchase 2,000,000 shares of common stock of the Company to Mr. Cohen (the “Options”), in consideration for services rendered and to be rendered to the Company as Chief Executive Officer of the Company, under the Plan;

(c)	100,000 shares of common stock of the Company to Eugene M. Johnston, the Chief Financial Officer of the Company, as a bonus in consideration for services rendered to the Company as Chief Financial Officer during 2025, under and pursuant to the Plan;

(d)	100,000 shares of common stock of the Company to Kenny Myers, a member of the Board of Directors of the Company, in consideration for services rendered to the Company as a non-executive member of the Board of Directors during 2025, under and pursuant to the Plan;

(e)	100,000 shares of common stock of the Company to Alex Hamilton, a member of the Board of Directors of the Company, in consideration for services rendered to the Company as a non-executive member of the Board of Directors during 2025, under and pursuant to the Plan; and

(f)	100,000 shares of common stock of the Company to Lorraine D’Alessio, a member of the Board of Directors of the Company, in consideration for services rendered to the Company as a non-executive member of the Board of Directors during 2025, under and pursuant to the Plan.

The shares described above vested to each recipient immediately upon issuance. The Options have a term of ten years, an exercise price of $2.30 per share, which was the closing sales price of the Company’s common stock on September 9, 2025, the grant date; vest over 18 months with 500,000 of the Options vesting upon grant and 500,000 of the Options vesting on the 6th, 12th, and 18th month anniversaries of the grant date, subject to Mr. Cohen’s continued service with the Company on such vesting date; and vest in full upon any termination of Mr. Cohen by the Company without cause, or by Mr. Cohen for good reason, or upon a change of control of the Company.

The Plan has been registered on a Form S-8 Registration Statement previously filed by the Company with the Securities and Exchange Commission.

The description of the Options above is qualified in its entirety by the terms of the Option Agreement entered into to evidence such grant, a copy of which is attached hereto as Exhibit 10.2 and the Plan, a copy of which is incorporated by reference herein as Exhibit 10.1, the terms of which are incorporated by reference in this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1

Second Amended and Restated Mangoceuticals, Inc. 2022 Equity Incentive Plan (Filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 19, 2025, and incorporated herein by reference)

10.2*	Mangoceuticals, Inc. 2022 Equity Incentive Plan Stock Option Agreement dated September 9, 2025 – Jacob Cohen – 500,000 shares
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Certain information has been redacted from the exhibit pursuant to Section (a)(6) of Item 601 of Regulation S-K because the disclosure of such information would constitute an unwarranted invasion of personal privacy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: September 12, 2025	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer